Exhibit 99.2

PEDESTAL BANCSHARES, INC.

AND SUBSIDIARIES

Financial Report

Year Ended December 31, 2019 and 2018

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR'S REPORT	1-2

Consolidated balance sheets	3

Consolidated statements of income	4

Consolidated statements of comprehensive income	5

Consolidated statements of changes in stockholders' equity	6

Consolidated statements of cash flows	7

Notes to consolidated financial statements	8-36

SUPPLEMENTARY INFORMATION

Consolidating balance sheet	38

Consolidating statement of income	39

Consolidating schedule of non-interest expenses	40

KOLDER, SLAVEN & COMPANY, LLC

CERTIFIED PUBLIC ACCOUNTANTS

C. Burton Kolder, CPA*

Victor R. Slaven, CPA*

Gerald A. Thibodeaux, Jr., CPA*

Robert S. Carter, CPA*

Arthur R. Mixon, CPA*

Brad E. Kolder, CPA, JD*

Stephen J. Anderson, CPA*

Christine C. Doucet, CPA

Wanda F. Arcement, CPA, CVA

Bryan K. Joubert, CPA

Matthew E. Margaglio, CPA

Casey L. Ardoin, CPA, CFE

INDEPENDENT AUDITOR’S REPORT

183 S. Beadle Rd.

Lafayette, LA 70508

Phone (337) 232-4141

1428 Metro Dr.

Alexandria, LA  71301

Phone (318) 442-4421

200 S. Main St.

Abbeville, LA 70510

Phone (337) 893-7944

434 E. Main St.

Ville Platte, LA 70586

Phone (337) 363-2792

11929 Bricksome Ave.

Baton Rouge, LA 70816

Phone (225) 293-8300

450 E. Main St.

New Iberia, LA  70560

Phone (337) 367-9204

1234 David Dr. Ste. 203

Morgan City, LA 70380

Phone (985) 384-2020

332 W. Sixth Ave.

Oberlin, LA 70655

Phone (337) 639-4737

* A Professional Accounting Corporation		WWW.KCSRCPAS.COM

The Stockholders and Board of Directors

Pedestal Bancshares, Inc. and Subsidiaries

Houma, Louisiana

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Pedestal Bancshares, Inc. and Subsidiaries which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Member of: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	Member of: SOCIETY OF LOUISIANA CERTIFIED PUBLIC ACCOUNTANTS

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pedestal Bancshares, Inc. and Subsidiaries as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supplementary information contained on pages 38 - 40 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements, and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Report on Internal Control Over Financial Reporting

We also have audited, in accordance with auditing standards generally accepted in the United States of America, Pedestal Bancshares, Inc.’s internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 21, 2020, expressed an unqualified opinion.

Kolder, Slaven & Company, LLC Certified Public Accountants

Lafayette, Louisiana

February 21, 2020

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2019 and 2018

	2019	2018
ASSETS
Cash and due from banks	$50,819,984	$90,479,734
Interest-bearing deposits in banks	490,000	245,000
Securities available for sale, at fair value	269,824,342	206,349,542
Other securities	5,137,265	5,052,178
Loans, net of allowance for loan losses of $11,385,860 and $11,847,695	848,178,718	855,254,197
Bank premises and equipment	35,007,230	33,149,220
Accrued interest receivable	4,512,728	4,284,571
Prepaid assets	1,725,710	1,581,527
Goodwill	12,909,072	12,659,072
Core deposit intangible	984,583	1,069,583
Other real estate	2,007,384	1,146,643
Cash surrender value of bank owned life insurance	11,430,150	11,139,290
Other assets	679,451	1,386,414
TOTAL ASSETS	$1,243,706,617	$1,223,796,971

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits -
Demand deposits	$249,772,131	$252,218,539
Interest-bearing demand deposits	315,407,502	319,019,251
Savings deposits	125,231,739	125,748,652
Time deposits of $100,000 or more	222,797,388	214,773,688
Other time deposits	101,239,613	98,541,438
Total deposits	1,014,448,373	1,010,301,568

Accrued interest payable	2,727,353	2,056,305
Advances from Federal Home Loan Bank	49,293,301	46,162,446
Notes payable	8,496,553	10,600,009
Dividend payable	5,228,982	5,234,987
Retail repurchase agreements	2,951,242	3,000,317
Subordinated debentures	2,950,926	2,950,926
Company obligated mandatorily redeemable preferred securities of trust	5,000,000	5,000,000
Other liabilities	4,768,391	5,955,727
Total liabilities	1,095,865,121	1,091,262,285

STOCKHOLDERS' EQUITY
Common stock ($1 par value, 10,000,000 shares authorized, 4,363,614 and 4,391,080 shares issued and outstanding)	4,363,614	4,391,080
Surplus	73,490,173	73,960,416
Undivided profits	66,339,933	56,981,444
Accumulated other comprehensive income	4,444,325	(1,598,254)
Unearned ESOP shares	(796,549)	(1,200,000)
Total stockholders' equity	147,841,496	132,534,686
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,243,706,617	$1,223,796,971

The accompanying notes are an integral part of this statement.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income
For the Years Ended December 31, 2019 and 2018

	2019	2018
INTEREST INCOME
Interest and fees on loans	$53,806,064	$52,381,276
Interest on securities available for sale	6,344,820	5,087,621
Interest on deposits with other banks	1,333,178	823,906
Interest and dividends on other securities	194,700	165,063
Total interest income	61,678,762	58,457,866

INTEREST EXPENSE
Interest on deposits	7,995,677	5,410,310
Interest on FHLB advances	1,192,231	4,218
Interest on borrowed funds	891,693	1,792,973
Total interest expense	10,079,601	7,207,501

Net interest income	51,599,161	51,250,365

PROVISION FOR POSSIBLE LOAN LOSSES	1,950,889	3,529,179

Net interest income after provision for possible loan losses	49,648,272	47,721,186

NON-INTEREST INCOME (DEDUCTIONS)
Service charges, collection and exchange charges	5,487,554	5,428,996
ATM and debit card income	2,958,135	2,820,306
Commission income	1,573,645	1,652,964
Net realized gain (loss) on securities available for sale	216,315	226,820
OTTI writedown on securities available for sale	-	(216,769)
Net gain (loss) on assets sold or transferred	(589,562)	(713,918)
Other operating revenue	1,373,904	1,947,414
Total non-interest income (deductions)	11,019,991	11,145,813

NON-INTEREST EXPENSES
Salaries and wages	18,814,968	18,471,559
Pension and other employee benefits	3,855,023	4,065,075
Occupancy expenses	2,814,077	2,492,940
Furniture and equipment expenses	2,239,791	2,023,860
Computer expenses	3,308,875	2,430,899
Other operating expenses	9,086,460	10,022,809
Total non-interest expenses	40,119,194	39,507,142
NET INCOME	$20,549,069	$19,359,857

The accompanying notes are an integral part of this statement.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income
For the Years Ended December 31, 2019 and 2018

	2019	2018
Net income	$20,549,069	$19,359,857

Other Comprehensive income (loss):
Unrealized gain (loss) on investment securities	6,258,894	(719,998)
Reclassification adjustment for gains (loss) included in net income	(216,315)	(10,051)
Other Comprehensive income (loss)	6,042,579	(730,049)

Total comprehensive income	$26,591,648	$18,629,808

The accompanying notes are an integral part of this statement.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Equity
Year Ended December 31, 2019 and 2018

					Accumulated
					Other	Unearned		Total
	Common Stock			Undivided	Comprehensive	ESOP Shares		Stockholders'
	Shares	Amount	Surplus	Profits	Income (loss)	Shares	Amount	Equity

BALANCE AT DECEMBER 31, 2017	4,406,080	$4,406,080	$74,237,610	$49,016,856	$(868,205)	42,359	$(1,400,000)	$125,392,341

Net income for the year ended December 31, 2018	-	-	-	19,359,857	-	-	-	19,359,857
Total other comprehensive income for the year ended December 31, 2018	-	-	-	-	(730,049)	-	-	(730,049)
Change in unearned ESOP share value compensation	-	-	-	-	-	(6,268)	200,000	200,000
Realized deferred compensation	-	-	22,806	-	-	-	-	22,806
Purchase of 15,000 shares of stock	(15,000)	(15,000)	(300,000)	(255,000)	-	-	-	(570,000)
Cash dividends declared	-	-	-	(11,140,269)	-	-	-	(11,140,269)

BALANCE AT DECEMBER 31, 2018	4,391,080	$4,391,080	$73,960,416	$56,981,444	$(1,598,254)	36,091	$(1,200,000)	$132,534,686

Net income for the year ended December 31, 2019	-	-	-	20,549,069	-	-	-	20,549,069
Total other comprehensive income for the year ended December 31, 2019	-	-	-	-	6,042,579	-	-	6,042,579
Change in unearned ESOP share value compensation	-	-	-	-	-	(12,134)	403,451	403,451
Restricted stock surrendered	(6,550)	(6,550)	6,550	-	-	-	-	-
Realized deferred compensation			233,938	-	-	-	-	233,938
Purchase of 20,916 shares of stock	(20,916)	(20,916)	(710,731)	(78,825)	-	-	-	(810,472)
Cash dividends declared	-	-	-	(11,111,755)	-	-	-	(11,111,755)

BALANCE AT DECEMBER 31, 2019	4,363,614	$4,363,614	$73,490,173	$66,339,933	$4,444,325	23,957	$(796,549)	$147,841,496

The accompanying notes are an integral part of this statement.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Year Ended December 31, 2019 and 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,549,069	$19,359,857
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation of bank premises and equipment	2,461,996	2,147,179
Amortization of organization costs and intangibles	85,000	91,662
Deferred compensation expense	18,423	19,277
Change in unearned ESOP share value	403,451	200,000
(Gain) loss and writedowns on assets	623,418	771,950
(Gain) loss and writedowns on sales of securities	(216,315)	(10,051)
Provision for possible loan losses	1,950,890	3,529,179
Premium amortization net of discount accretion	1,712,967	1,708,592
(Increase) decrease in accrued interest receivable	(228,157)	23,610
(Increase) decrease in prepaid assets	(144,183)	(250,031)
(Increase) decrease in other assets	(260,999)	1,719,878
Increase (decrease) in accrued interest payable	671,048	1,018,772
Increase (decrease) in other liabilities	(971,821)	116,159
Net cash provided by operating activities	26,654,787	30,446,033

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) decrease in interest-bearing deposits in banks	(245,000)	-
Purchase of securities available for sale	(125,509,708)	(42,968,658)
Proceeds from sales and calls of securities available for sale	3,033,638	8,296,121
Proceeds from available for sale securities matured	40,298,499	17,163,170
Principal paid on mortgage-backed securities	23,250,511	29,675,272
Increase in other securities	-	(400,100)
Net decrease (increase) in loans	3,970,796	(44,563,292)
Proceeds from the sale of other real estate	655,132	1,079,014
Proceeds from the sale of bank premises and equipment	26,000	82,034
Capital expenditures for bank premises and equipment	(4,991,302)	(8,128,634)
Net cash used by investing activities	(59,511,434)	(39,765,073)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	4,146,805	14,850,610
Proceeds from Advances from Federal Home Loan Bank	3,351,831	30,000,000
Repayment of advances from Federal Home Loan Bank	(220,976)	(5,223,162)
Principal payments on notes payable	(2,103,456)	(1,900,004)
Net increase (decrease) in retail repurchase agreements	(49,075)	40,481
Purchase of common stock of Company	(810,472)	(570,000)
Dividends paid to shareholders	(11,117,760)	(11,112,770)
Net cash (used in) provided by financing activities	(6,803,103)	26,085,155

Net (decrease) increase in cash and cash equivalents	(39,659,750)	16,766,115

CASH AND CASH EQUIVALENTS, beginning of year	90,479,734	73,713,619

CASH AND CASH EQUIVALENTS, end of year	$50,819,984	$90,479,734
Supplemental disclosure of cash flow information:
Interest paid	$9,408,553	$6,188,729
Non-cash Activities:
Loans transferred to other real estate owned	$1,303,328	$1,292,401
Premises transferred to other real estate owned	$225,000	$-

The accompanying notes are an integral part of this statement.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies

The accounting and reporting policies of Pedestal Bancshares, Inc. and Subsidiaries and the methods of applying those policies conform to generally accepted accounting principles followed in the banking industry. The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

A.	Basis of Presentation

The consolidated financial statements include the accounts of the parent company, Pedestal Bancshares, Inc. (Company) and its wholly-owned subsidiaries, Pedestal Bank (Bank), and Pedestal Insurance (Insurance).

Effective February 20, 2018, Louisiana Community Bancorp announced that its five subsidiary banks officially consolidated and are now Pedestal Bank. The existing charters of the Louisiana-based banks — City Savings Bank, Coastal Commerce Bank, Kaplan State Bank, Teche Bank and Trust and Tri Parish Bank — have combined into one charter with a new bank name. The newly named Pedestal Bank is under the same ownership with the same local management team and board of directors. The newly named holding company is Pedestal Bancshares, Inc.

B.	Nature of Operations

Pedestal Bancshares, Inc is a Louisiana corporation headquarted in Houma, LA. Pedestal Bank is a Louisiana chartered state bank that provides full banking services. Its primary deposit products are savings and term certificates and its primary lending products are consumer and commercial mortgage loans. The area served is primarily the south central, southwestern and southeastern regions of Louisiana. Pedestal Insurance provides insurance and financial services in the same service area.

C.	Cash and Cash Equivalents

For the purpose of presentation in the Statement of Cash Flows, cash and cash equivalents include cash and due from banks and federal funds sold, all of which mature within ninety days. Balances due from banks include amounts with correspondent banks that are in excess of FDIC insurance coverage. These balances are considered recoverable due to the creditworthiness of the correspondent banks.

D.	Investment Securities

Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held-to-maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

Debt securities not classified as held-to-maturity are classified as available-for-sale. Securities available for sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available for sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less then cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

E.	Loans, Allowance for Loan Losses and Interest Income

Loans are stated at the amount of unpaid principal, reduced by unaccreted discount, unearned interest and an allowance for loan losses plus unamortized premium. Unearned discounts on installment loans are recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated and accrued by using the simple interest method on daily balances of the principal amount outstanding. Premiums and discounts on loans are amortized or accreted over the term of the loans on the straight-line method and are also adjusted for premature paydowns of loan principal.

Loans or portions of loans, are charged off in the period that such loans, or portions thereof, are deemed uncollectible. The collectability of individual loans is determined through an estimate of the fair value of the underlying collateral and/or assessment of the financial condition and repayment capacity of the borrower.

The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts that the borrowers' financial condition is such that collection of interest is doubtful.

The Company considers a loan to be impaired when, based upon current information and events, the Company believes it is probable that it will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans classified as special mention, substandard, or doubtful, based on credit risk rating factors, are reviewed for impairment. Impaired loans include troubled debt restructurings and performing and nonperforming major loans in which full payment of principal or interest is not expected. The allowance required for impaired loans is calculated based on the present value of expected future cash flows discounted at the loan’s effective interest rate or at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent.

A loan may be impaired but not on nonaccrual status when available information suggests that it is probable that the Company may not receive all contractual principal and interest, however, the loan is still current and payments are received in accordance with the terms of the loan. Payments received for impaired loans not on nonaccrual status are applied to principal and interest.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

All impaired loans are reviewed, at a minimum, on a quarterly basis. Reviews may be performed more frequently if material information is available before the next scheduled quarterly review. Existing valuations are reviewed to determine if additional discounts or new appraisals are required. After this review, when comparing the resulting present value of cash flows or collateral valuation to the outstanding loan balance, if the amount exceeds the loan balance no specific allocation is reserved. All loans included in our impairment analysis are subject to the same procedure and review, with no distinction given to the dollar amount of the loan.

The Company charges minimal loan fees and direct origination costs which are collected and recognized as income at the time the loan is made.

F.	Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation expense for both book and tax purposes is computed using both straight-line and accelerated methods over the estimated useful lives of the respective assets, which range from three to forty years. Major renewals and betterments are capitalized and maintenance and repairs which do not extend the life of banking premises and equipment are charged to operating expenses.

G.	Other Real Estate and Other Repossessed Assets

Real estate properties and other repossessed assets acquired through or in lieu of loan foreclosure are initially recorded at the fair value of the assets at the time of foreclosure, less estimated selling costs, and any related write-downs are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management, and provisions for estimated losses on foreclosed assets are charged to operations, when any significant and permanent decline reduces the fair value less selling costs to less than the carrying value. The ability of the banks to recover the carrying value of foreclosed assets is based upon future sales of these assets. The ability to affect such sales is subject to market conditions and other factors, many of which are beyond the banks’ control. Operating income and expenses associated with foreclosed assets, and gains and losses on their disposition are included in current earnings.

H.	Life Insurance Contracts

Life insurance contracts represent single premium life insurance contracts on the lives of certain officers of the Company. The Company is the beneficiary of these policies. These contracts are reported at their cash surrender value and changes in the cash surrender value are included in other noninterest income.

I.	Pension Costs

Pension costs are charged to salaries and employee benefits expense and are funded as accrued.

J.	Income Taxes

The Company has elected to be taxed as a Subchapter S Corporation under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable individually for their proportionate share of federal income taxes based on the Company’s taxable income, which may differ from financial net income.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

K.	Post-retirement Health Care and Life Insurance Benefits

The Company does not pay the costs of providing continuing health care and life insurance benefits for its retired employees.

L.	Compensated Absences

Employees of the Company are entitled to paid vacation depending upon length of service. Vacation must be taken in the year accrued and cannot be carried over. Sick leave accumulates on a monthly basis according to the years of service and is available for employees when needed. However, it does not vest nor is it payable at termination of employment. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

M.	Stock Compensation Plans

The Company recognizes the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). It also requires measurement of the cost of employee services received in exchange for an award based on the grant date fair value of the award.

N.	Financial Instruments

In the ordinary course of business the Company has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

O.	Advertising

Substantially all of the Company’s advertising is expensed as incurred. Advertising expense for the years ended 2019 and 2018 was $1,227,567 and $2,092,132, respectively.

P.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans. While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Q.	Concentration of Credit Risks

The Company grants commercial, real estate and consumer loans to customers located primarily in South East, South Central and Southwest Louisiana. The Company’s portfolio consists of business loans extending across many industry types, as well as loans to individuals. The Company’s primary service area has some dependency on energy and energy related industries. The primary loan collateral is concentrated in residential and commercial real estate. Repayment of the loans is expected to come from cash flow of the borrower or from the sale of the real estate. Losses are limited by the value of the collateral upon default of the borrowers.

(2)	Investment Securities

The carrying amounts of investment securities as shown in the consolidated balance sheet of the Company and their approximate fair values at December 31 were as follows:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available for sale:
December 31, 2019 -
U.S. Government and agency securities	$5,001,279	$47,075	$1,136	$5,047,218
State and municipal securities	87,397,729	2,024,238	138,508	89,283,459
Mortgage-backed securities	167,997,246	3,440,891	151,058	171,287,079
Corporate securities	4,983,763	31,149	808,326	4,206,586
Total	$265,380,017	$5,543,353	$1,099,028	$269,824,342

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available for sale:
December 31, 2018 -
U.S. Government and agency securities	$24,514,087	$4,129	$170,238	$24,347,978
State and municipal securities	68,211,559	249,071	461,133	67,999,497
Mortgage-backed securities	111,284,566	972,489	1,368,874	110,888,181
Corporate securities	3,937,585	71,300	894,999	3,113,886
Total	$207,947,797	$1,296,989	$2,895,244	$206,349,542

Available-for-sale securities are carried in the financial statements at fair value. The change in net unrealized holding gains on available-for-sale securities in the amount of $6,042,579 for the year ended December 31, 2019, and net unrealized holding losses on available-for-sale securities in the amount of $(730,049) for the year ended December 31, 2018, have been included in accumulated other comprehensive income.

Investment securities carried at approximately $69,286,773 at December 31, 2019 and $59,568,837 at December 31, 2018 were pledged to secure public deposits and for other purposes required or permitted by law.

For the years ended December 31, 2019 and 2018, proceeds from the sales and calls of securities available for sale amounted to $3,033,638 and $8,296,121, respectively. Gross realized gains and losses on sales and calls of investment securities for the year ended December 31 was:

	2019	2018
Gross realized gains	$220,960	$377,705
Gross realized losses	$4,645	$150,885

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The amortized cost and estimated market value of investment securities, at December 31, 2019, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale
	Amortized Cost	Fair Value
Amounts maturing in:
One year or less	$11,187,188	$11,194,424
After one year through five years	58,600,712	59,702,036
After five years through ten years	115,880,086	118,411,845
After ten years	79,712,031	80,516,037
Total at December 31, 2019	$265,380,017	$269,824,342

Information pertaining to securities with gross unrealized losses at December 31, 2019 and 2018, aggregated by investment category and length of time individual securities have been in a continuous loss position, is as follows:

	Less than 12 months		12 Months or Greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities available for sale
December 31, 2019 -
U.S. Government and agency securities	$-	$-	$1,503,631	$1,136	$1,503,631	$1,136
State and municipal securities	7,024,863	112,759	3,819,536	25,749	10,844,399	138,508
Mortgage-backed securities	27,464,428	144,144	2,741,899	6,914	30,206,327	151,058
Corporate securities	580,568	178,410	2,094,355	629,916	2,674,923	808,326
Total	$35,069,859	$435,313	$10,159,421	$663,715	$45,229,280	$1,099,028

	Less than 12 months		12 Months or Greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities available for sale
December 31, 2018-
U.S. Government and agency securities	$2,477,645	$22,355	$18,367,438	$147,883	$20,845,083	$170,238
State and municipal securities	5,025,081	46,052	36,079,342	415,081	41,104,423	461,133
Mortgage-backed securities	9,647,524	13,060	62,097,567	1,355,814	71,745,091	1,368,874
Corporate securities	1,068,375	321,821	1,772,553	573,178	2,840,928	894,999
Total	$18,218,625	$403,288	$118,316,900	$2,491,956	$136,535,525	$2,895,244

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) then length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2019, the debt securities with unrealized losses have depreciated 2.37% from the Company’s amortized cost basis. The majority of these securities are either guaranteed by the U.S. Government or secured by mortgage loans. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition.

During the years December 31, 2019 and 2018, the Bank recorded OTTI loss on available for sale securities as follows:

	2019	2018
Total OTTI charges realized and unrealized	$-	$216,769
OTTI recognized in other comprehensive income (noncredit component)	-	-
Net impairment losses recognized in earnings (credit component)	$-	$216,769

(3)	Other Securities

Other securities at December 31, 2019 and 2018 consist of the following stock in industry-related financing institutions:

	2019		2018
	Shares	Amount	Shares	Amount
Federal Home Loan Bank of Dallas	29,314	$2,931,400	28,445	$2,844,500
First National Bankers Bankshares, Inc - Common	4,028	1,331,800	4,028	1,331,800
Community Financial Insurance Center, LLC	5	251,279	5	251,279
Independent Bankers Financial Corporation	630	100,050	630	100,050
Financial Institution Service Corporation	100	10,000	100	10,000
SHCPF Stock	-	506,086	-	507,899
Various	402	6,650	402	6,650
Total		$5,137,265		$5,052,178

These securities are reported at cost and/or book value. The bank stocks are required to be maintained in order to conduct business with these industry-related financial institutions. The Federal Home Loan Bank (FHLB) stock is pledged for FHLB advances of $49,293,301 and $46,162,446 at December 31, 2019 and 2018, respectively.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(4)	Loans

Major classifications of loans at December 31, 2019 and 2018 are as follows:

	2019	2018
Commercial	$612,778,119	$611,697,652
Mortgage	216,331,313	223,105,254
Installment	29,676,189	31,234,646
Overdrafts	778,957	1,064,340
Total loans	859,564,578	867,101,892
Less: Allowance for loans losses	(11,385,860)	(11,847,695)
Loans, net	$848,178,718	$855,254,197

Loans on which the accrual of interest has been discontinued or reduced amounted to $3,885,748 and $8,363,165 at December 31, 2019 and 2018, respectively. If interest on these loans had been accrued, such income would have approximated $452,100 and $521,303 for 2019 and 2018, respectively. At December 31, 2019 and 2018, the total recorded investment in loans past due ninety days or more and still accruing interest amounted to $1,074,951 and $730,961, respectively. At December 31, 2019 and 2018, the total recorded investment in impaired loans amounted to approximately $2,225,152 and $3,910,066, respectively. The total recorded investment in impaired loans at December 31, 2019 and 2018 that have a related allowance for credit losses amounted to $0. The average recorded investment in impaired loans amounted to approximately $3,067,609 and $4,486,952 at December 31, 2019 and 2018, respectively. The allowance for loan losses related to impaired loans amounted to approximately $0 at December 31, 2019 and 2018. Interest income on impaired loans of $214,398 and $18,706 was recognized in 2019 and 2018, respectively.

Transactions in the allowance for loan losses for the year ended December 31, 2019 and 2018 were as follows:

	2019	2018
Balance, beginning of year	$11,847,695	$12,255,902
Provision charged to operations	1,950,890	3,529,179
Loans charged off	(2,759,947)	(4,292,869)
Recoveries	347,222	355,483
Balance, end of year	$11,385,860	$11,847,695

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The allocation of the allowance for losses by loan type for the year ended December 31, 2019 was as follows:

	Balance, Beginning of year	Provision	Loans Charged off	Recoveries	Balance, End of year
Commercial real estate	$3,287,470	$490,694	$(366,486)	$33,778	$3,445,456
Residential real estate	2,624,427	(97,270)	(149,781)	125,501	2,502,877
Commercial construction	849,433	(31,689)	(25,270)	628	793,102
Residential construction	208,830	(40,577)	-	-	168,253
Other	216,060	(57,738)	-	-	158,322
Agriculture	224,641	(11,622)	-	-	213,019
Commercial other	3,843,637	1,090,560	(1,191,150)	5,739	3,748,786
Consumer Other	593,197	608,532	(1,027,260)	181,576	356,045
Total	$11,847,695	$1,950,890	$(2,759,947)	$347,222	$11,385,860

The allocation of the allowance for losses by loan type for the year ended December 31, 2018 was as follows:

	Balance, Beginning of year	Provision	Loans Charged off	Recoveries	Balance, End of year
Commercial real estate	$2,803,969	$920,322	$(454,821)	$18,000	$3,287,470
Residential real estate	2,369,435	739,771	(515,466)	30,687	2,624,427
Commercial construction	1,529,779	(680,346)	-	-	849,433
Residential construction	1,361,513	(1,152,683)	-	-	208,830
Other	(237,320)	453,380	-	-	216,060
Agriculture	135,214	89,427	-	-	224,641
Commercial other	4,827,077	1,198,387	(2,344,101)	162,274	3,843,637
Consumer Other	(533,765)	1,960,921	(978,481)	144,522	593,197
Total	$12,255,902	$3,529,179	$(4,292,869)	$355,483	$11,847,695

The location of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The allowance for possible loan losses was evaluated by category as follows:

	2019		2018
	Individually evaluated for impairment	Collectively evaluated for impairment	Individually evaluated for impairment	Collectively evaluated for impairment
Commercial real estate	$-	$3,445,456	$-	$3,287,470
Residential real estate	-	2,502,877	-	2,624,427
Commercial construction	-	793,102	-	849,433
Residential construction	-	168,253	-	208,830
Other	-	158,322	-	216,060
Agriculture	-	213,019	-	224,641
Commercial other	-	3,748,786	-	3,843,637
Consumer other	-	356,045	-	593,197
Total	$-	$11,385,860	$-	$11,847,695

Management is of the opinion that the allowance for loan losses account at December 31, 2019 is sufficient to cover any possible loan losses.

The Company evaluates its loan portfolio on a recurring basis using the following categories as its internally assigned credit risk profile:

Pass - Loans that are not substandard or doubtful are categorized as pass. These loans have a proven payment history with few and/or minor delinquencies.

Substandard – Loans are considered substandard once they are placed on the Company’s watch list. These loans have been 90 days past due at least once in the last twelve (12) to twenty-four (24) months.

Doubtful – Loans are considered doubtful after they have been classed as substandard and management has determined that there is a possibility that the Company could incur a loss in relation to the loan.

The loans were evaluated by category as follows:

	2019		2018
	Individually evaluated for impairment	Collectively evaluated for impairment	Individually evaluated for impairment	Collectively evaluated for impairment
Commercial real estate	$339,812	$282,151,974	$1,619,956	$269,177,630
Residential real estate	456,011	199,450,585	827,146	201,801,395
Commercial construction	-	77,978,531	51,347	83,239,257
Residential construction	-	16,424,717	-	20,476,713
Other	-	778,957	-	1,064,340
Agriculture	-	12,528,076	-	11,160,314
Commercial other	1,429,329	238,350,397	1,404,617	245,044,531
Consumer other	-	29,676,189	7,000	31,227,646
Total	$2,225,152	$857,339,426	$3,910,066	$863,191,826

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company’s credit exposure by loan category as of December 31, 2019 is as follows:

	Pass	Substandard	Doubtful
Commercial real estate	$281,113,656	$1,378,130	$-
Residential real estate	198,253,741	1,652,855	-
Commercial construction	77,932,192	46,339	-
Residential construction	16,424,717	-	-
Other	778,957	-	-
Agriculture	12,528,076	-	-
Commercial other	238,055,049	1,724,677	-
Consumer other	29,477,049	199,140	-
Total	$854,563,437	$5,001,141	$-

The Company’s credit exposure by loan category as of December 31, 2018 is as follows:

	Pass	Substandard	Doubtful
Commercial real estate	$268,040,405	$2,757,181	$-
Residential real estate	199,897,111	2,731,430	-
Commercial construction	82,937,858	352,746	-
Residential construction	20,367,590	109,123	-
Other	1,064,340	-	-
Agriculture	11,160,314	-	-
Commercial other	234,498,347	11,950,801	-
Consumer other	30,963,158	271,488	-
Total	$848,929,123	$18,172,769	$-

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The aging of past due loans by category at December 31, 2019 is as follows:

	30-89 Days past due	Greater than 90 days past due	Total past due	Current	Total loans	Recorded investment >90 days and accruing
Commercial real estate	$4,184,189	$910,826	$5,095,015	$277,396,771	$282,491,786	$59,054
Residential real estate	2,927,105	2,024,435	4,951,540	194,955,056	199,906,596	770,552
Commercial construction	248,983	51,826	300,809	77,677,722	77,978,531	15,017
Residential construction	-	-	-	16,424,717	16,424,717	-
Other	-	-	-	778,957	778,957	-
Agriculture	541,820	-	541,820	11,986,256	12,528,076	-
Commercial other	944,093	1,781,168	2,725,261	237,054,465	239,779,726	212,061
Consumer other	586,509	192,444	778,953	28,897,236	29,676,189	18,267
Total	$9,432,699	$4,960,699	$14,393,398	$845,171,180	$859,564,578	$1,074,951

The aging of past due loans by category at December 31, 2018 is as follows:

	30-89 Days past due	Greater than 90 days past due	Total past due	Current	Total loans	Recorded investment >90 days and accruing
Commercial real estate	$2,038,124	$2,257,984	$4,296,108	$266,501,478	$270,797,586	$46,784
Residential real estate	2,465,079	2,229,779	4,694,858	197,933,683	202,628,541	200,513
Commercial construction	710,105	438,394	1,148,499	82,142,105	83,290,604	78,866
Residential construction	-	109,123	109,123	20,367,590	20,476,713	-
Other	-	-	-	1,064,340	1,064,340	-
Agriculture	687,037	-	687,037	10,473,277	11,160,314	-
Commercial other	633,681	3,635,887	4,269,568	242,179,580	246,449,148	252,621
Consumer other	835,842	422,959	1,258,801	29,975,845	31,234,646	152,177
Total	$7,369,868	$9,094,126	$16,463,994	$850,637,898	$867,101,892	$730,961

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The loans on nonaccrual status by category at December 31, 2019 and 2018 were as follows:

	2019	2018
Commercial real estate	$888,581	$2,570,728
Residential real estate	1,253,882	2,029,266
Residential construction	-	109,123
Commercial other	1,569,108	3,383,266
Consumer other	174,177	270,782
Total	$3,885,748	$8,363,165

Impaired loans by category at December 31, 2019 were as follows:

				Year to date
	Recorded investments	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
With no related allowance recorded:
Commercial real estate	$339,812	$436,275	$-	$979,884	$8,851
Residential real estate	456,011	456,011	-	641,579	15,096
Commercial construction	-	-	-	25,673	-
Residential construction	-	-	-	-	-
Other real estate	-	-	-	-	-
Agriculture	-	-	-	-	-
Commercial other	1,429,329	3,448,403	-	1,416,973	190,451
Consumer Other	-	-	-	3,500	-
Subtotal	2,225,152	4,340,689	-	3,067,609	214,398
With an allowance recorded:
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial construction	-	-	-	-	-
Residential construction	-	-	-	-	-
Other real estate	-	-	-	-	-
Agriculture	-	-	-	-	-
Commercial other	-	-	-	-	-
Consumer Other	-	-	-	-	-
Subtotal	-	-	-	-	-
Total	$2,225,152	$4,340,689	$-	$3,067,609	$214,398

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Impaired loans by category at December 31, 2018 were as follow:

				Year to date
	Recorded investments	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
With no related allowance recorded:
Commercial real estate	$1,619,956	$2,020,894	$-	$1,547,265	$5,923
Residential real estate	827,146	1,006,277	-	1,289,314	12,239
Commercial construction	51,347	51,347	-	25,674	544
Residential construction	-	-	-	36,877	-
Other real estate	-	-	-	-	-
Agriculture	-	-	-	-	-
Commercial other	1,404,617	3,410,042	-	1,498,038	-
Consumer Other	7,000	7,000	-	89,784	-
Subtotal	3,910,066	6,495,560	-	4,486,952	18,706
With an allowance recorded:
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial construction	-	-	-	-	-
Residential construction	-	-	-	-	-
Other real estate	-	-	-	-	-
Agriculture	-	-	-	-	-
Commercial other	-	-	-	-	-
Consumer Other	-	-	-	-	-
Subtotal	-	-	-	-	-
Total	$3,910,066	$6,495,560	$-	$4,486,952	$18,706

Troubled Debt Restructurings (TDRs) are loans in which the borrower is experiencing financial difficulty at the time of restructuring, and the Bank has granted a concession to the borrower that it would not otherwise consider. Concessions include modifying original loan terms to reduce the stated interest rate or reduce payments required as part of the loan agreement.

There were no new TDRs during the year ended December 31, 2019. There were eight TDRs during the year ended December 31, 2018. The balance of TDRs at December 31, 2019 and 2018 was $165,639 and $9,955,020, respectively. The Company has no further commitments to lend additional funds to these TDRs. As of December 31, 2019 none of the Company’s TDRs had subsequently defaulted after concessions were granted.

The following is maturity data for loans at December 31, 2019 and 2018:

	2019	2018
Three months or less	$201,725,902	$189,425,370
Over three months through twelve months	117,119,717	121,841,018
Over one year through five years	491,566,031	534,977,920
Over 5 years	49,152,928	20,857,584
Total	$859,564,578	$867,101,892

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(5)	Bank Premises and Equipment

Major classifications of these assets at December 31, 2019 and 2018 are summarized as follows:

	2019	2018
Land	$5,011,999	$5,023,573
Construction in progress	6,248,070	3,128,625
Buildings	32,845,719	33,080,761
Software	1,225,966	2,625,941
Furniture and equipment	13,511,292	14,139,210
Subtotal	58,843,046	57,998,110
Less: Accumulated depreciation and amortization	(23,835,816)	(24,848,890)
Total	$35,007,230	$33,149,220

Depreciation and amortization expense amounted to $2,461,996 and $2,147,179 for the year ended December 31, 2019 and 2018, respectively.

(6)	Deposits

At December 31, 2019, scheduled maturities of certificates of deposit are as follows:

2020	$194,918,151
2021	77,479,796
2022	45,253,970
2023	3,679,472
2024	2,705,612
Total	$324,037,001

The aggregate amount of certificates of deposits, each with a minimum denomination of $250,000 totaled $108,898,019 at December 31, 2019.

(7)	Advances from Federal Home Loan Bank

Pedestal Bank has borrowed monies from FHLB in the form of fifteen advances in the amount of $49,293,301, maturing from 2020 through 2047 at interest rates ranging from 2.03 percent to 7.39 percent. The debt is payable in equal monthly installments including interest ranging from $563 to $17,373. The advances are collateralized by a blanket floating lien on qualifying first mortgage loans totaling $399,669,607 and the Company’s stock in the FHLB at December 31, 2019.

Advances at December 31, 2019 have maturities in future years as follows:

2020	$15,000,000
2021	20,000,000
2022	10,000,000
2023	-
2024	149,781
Thereafter	4,143,520
Total	$49,293,301

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(8)	Notes Payable

Notes payable were as follows as of December 31, 2019 and 2018:

	2019	2018
First National Bankers Bank	$700,004	$1,400,009
First National Bankers Bank	796,549	1,200,000
First National Bankers Bank	7,000,000	8,000,000
Total	$8,496,553	$10,600,009

Pedestal Bancshares, Inc. has a note payable to First National Bankers Bank (FNBB) in annual principal installments of $700,005 with one final principal installment of $700,004, plus interest due May 13, 2020. The note has a variable interest rate payable quarterly which is Wall Street Prime less ½ percent, with a minimum rate of 4 percent per annum. The note is collateralized by 100 percent of the common stock of Pedestal Bank.

Pedestal Bancshares, Inc. Employee Stock Ownership Plan executed a note payable with FNBB in the amount of $2,000,000 on April 11, 2014. The note is payable in annual principal installments of $200,000 with a final principal installment, plus interest due April 11, 2024. The note has a variable interest rate payable quarterly which is Wall Street Prime with a minimum rate of 4 percent per annum. The note is collateralized by 23,956 shares of Pedestal Bancshares, Inc. stock.

Pedestal Bancshares, Inc. executed a note payable with FNBB in the amount of $10,000,000 on August 1, 2016. The note is payable in annual principal installments of $1,000,000 with a final principal installment, plus interest due August 1, 2026. The note has a variable interest rate payable quarterly which is Wall Street Prime with a minimum rate of 4 percent per annum. The note is collateralized by 100 percent of the common stock of Pedestal Bank.

Following are maturities of notes payable during each of the next five years and in the aggregate:

Year Ended December 31,
2020	$1,900,004
2021	1,200,000
2022	1,200,000
2023	1,196,549
2024	1,000,000
Thereafter	2,000,000
Total	$8,496,553

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(9)	Retail Repurchase Agreements

Securities sold under agreements to repurchase generally mature within ninety days from the transaction date. Information concerning securities sold under agreements to repurchase is summarized as follows:

	2019	2018

Average balance during the year	$2,744,481	$2,928,806
Average interest rate during the year	0.14%	0.15%
Mortgage backed securities underlying the agreements at year-end:
Amortized cost	3,243,771	3,895,731
Estimated fair value	3,390,524	3,854,412

At December 31, 2019, the securities underlying the agreements were held in safekeeping at First National Banker’s Bankshares, Inc.

(10)	Subordinated Debentures

The Company has outstanding subordinated debentures in the amount of $2,950,926. The subordinated debentures qualify as Tier 2 capital for regulatory capital purposes. The debentures have a term of ten years from issuance and bear interest at a rate of 5.0% per year, payable annually. The debentures will not provide for acceleration of the unpaid principal, except upon certain events associated with bankruptcy. The debentures will not be subject to redemption by the holders and may be redeemed by the Company after five years, subject to the prior approval or non-objection of the Federal Reserve. For the years ended 2019 and 2018, there were no principal payments made on the debentures.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(11)	Non-Interest Expenses

The following is a summary of the significant components of non-interest expenses.

	2019	2018
Occupancy Expenses
Utilities	$317,620	$347,418
Insurance	128,155	145,197
Maintenance and repairs	694,194	357,676
Rental	256,923	305,801
Taxes	315,424	336,729
Depreciation	1,101,761	1,000,119

Total occupancy expenses	$2,814,077	$2,492,940

Furniture and Equipment Expenses
Maintenance	$879,556	$876,800
Depreciation	1,360,235	1,147,060

Total furniture and equipment expenses	$2,239,791	$2,023,860

Other Operating Expenses
Director fees	$496,967	$455,800
FDIC and banking assessments	270,697	510,329
Supplies, stationary and printing	354,771	383,373
Postage and freight	166,940	221,236
Software Maintenance	16,335	-
Credit card fees	960,089	991,564
Telephone	776,972	851,586
Memberships and dues	185,782	167,788
Legal and professional	738,339	626,938
Service fees	64,966	45,646
Conventions, seminars and travel	226,974	239,941
Advertising and promotion	1,227,567	2,092,132
Contributions	68,702	27,058
Insurance	394,890	361,475
Taxes	836,689	748,214
Bank Charges	167,147	250,130
Issuance cost – amortization expense	-	6,662
Core deposit intangible – amortization expense	85,000	85,000
Miscellaneous	2,047,633	1,957,937

Total other operating expenses	$9,086,460	$10,022,809

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(12)	Income Taxes

The Company has elected by consent of its stockholders to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is allowed no net operating loss carryforward or carryback as a deduction. Instead, the stockholders are liable individually for federal income taxes based on the Company’s taxable income, which may differ from financial net income. The Internal Revenue Service has accepted the stockholders’ election; however, the election is subject to challenge by the Internal Revenue Service upon examination. The Company’s income tax returns for the years ending 2016, 2017 and 2018 may be subject to routine audit by the Internal Revenue Service, generally three years after they were filed. There are currently no audits for any tax periods in progress.

(13)	Deferred Compensation Plans

The Company has individual deferred compensation contracts with certain directors and officers. The contracts provide for periodic payments to the individuals after their retirement or to their surviving spouses. Professional standards require that the estimated amounts of future payments to be made under these contracts are accrued over the period of active employment until the full eligibility date. The accrued liability was $1,401,476 and $1,403,820 at December 31, 2019 and 2018, respectively.

During the fiscal year ended December 31, 2006, the Company established a Bank - Owned Life Insurance (BOLI) plan. The plan allows for the purchase of BOLI contracts which generally provide tax-free income. The cash value and proceeds of the contracts are utilized to offset employee benefit expenses. The accrued liability of the plan was $291,642 and $286,421 at December 31, 2019 and 2018, respectively.

(14)	Employee Benefit Plans

A.	Pension Plan

The Company has a noncontributory defined benefit pension plan which was frozen in 2010. The plan covered employees of Kaplan State Bank, and all participants are fully vested after 5 years. The benefits are primarily based on years of service and earnings. Effective July 1, 2006, the Company changed the plan to a multiemployer defined benefit plan, Pentegra Defined Benefit for Financial Institutions - Kaplan State Bank - ER #9082.

The information is on a one year lag, as the actuarial report for the 2019 fiscal year will be available subsequent to the issuance of the auditor’s report.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following sets forth the actuarially projected funded status of the plan at June 30, using a cost method prescribed by the Internal Revenue Service for the purpose of determining annual contribution limits:

	06/30/19	06/30/18

Benefit obligation	$3,078,685	$2,917,706
Fair value of plan assets	3,822,112	3,708,226
Funded status	$743,427	$790,520

Weighted-average assumptions:
Discount rate	5.41%	5.63%
Rate of compensation increase	4.65%	4.65%
Long-term rate of return on plan assets	7.47%	8.76%

The plan’s financial statements for the plan year ended June 30, 2019 and 2018 indicate that the plan was at least 80 % funded.

The Company’s contribution to the plan was $30,889 and $30,666 in 2019 and 2018, respectively.

Benefits paid for the years ending December 31, 2019 and 2018, respectively were $240,755 and $227,514.

The Company’s pension plan weighted average asset allocation at June 30, was as follows:

	Percentage of Plan Assets
Asset Category	06/30/19	06/30/18
Equity securities	61.9%	57.9%
Debt securities	36.1%	40.0%
Real estate	2.0%	2.1%
Total	100.0%	100.0%

The plan’s investment policy is to invest in a conservative program which will yield rates comparable to similar types of investments.

B.	401(k) Plans

The Company has a 401(k) plan for its officers and employees. Employees are eligible to participate in the plan if they are at least 18 years of age, work full time, and have been employed for at least 3 months. For 2019, employees can defer up to 100% of their gross salary into the plan, not to exceed the contribution limit of $19,000, with an additional $6,000 catch-up contribution for employees at least 50 years of age. The Company makes a matching contribution of 100% the first 3% and 50% of the next 2% of the employee’s contribution. Employer contributions expense for the plan for 2019 and 2018 was $500,004 and $500,004, respectively.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

C.	Restricted Stock Units Plan

The Company adopted a Restricted Stock Units Plan (“RSU”) for key officers of former Kaplan State Bank, City Savings Bank, and Teche Bank and Trust Company. Under the RSU plan, the Compensation Committee of the Boards of Directors may provide key officers of the banks with additional compensation to be earned in the future based upon the fair market value of the common stock of the Company as of the date of the stock issuance. Eligible participants include officers of the Company and the banks designated by the Compensation Committee who have significant responsibility for the continued growth, development and financial success of the Company. The Compensation Committee shall establish a vesting period which may be different for each award of restricted stock units. New grants of RSU shall vest at a minimum of 10% per year and 50% upon reaching age 55, but earlier in full upon participant death, disability or change of control of the Company. Vesting is the same except if an employee is age 50 or older, RSU shall vest 20% per year. The number of common stock shares under this plan shall not exceed 175,000 which may be issued from authorized and unissued shares or issued shares held as treasury shares.

A summary of the status of the Company’s Restricted Stock Units Plan for the years ended December 31, 2019 and 2018 is presented below:

	2019		2018
	Number of Shares	Weighted- Average Grant Date Fair Value	Number of Shares	Weighted- Average Grant Date Fair Value

Outstanding at beginning of year	28,591	$17.88	30,040	$17.78
Granted	-	-	-	-
Exercised	(15,912)	$14.70	(1,449)	$15.74
Surrendered	(6,550)	$20.46	-	-
Outstanding at end of year	6,129	$23.39	28,591	$17.88

The shares exercised during 2019 and 2018 were valued at the fair market value of $38 to $42.50 per share and $35 to $38, respectively. The total fair value of shares exercised during 2019 and 2018 was $616,464 and $54,543, respectively. The total intrinsic value of shares exercised during 2019 and 2018 was $364,994 and $31,738, respectively. There were no grants in 2019 and 2018. Wage expense in the amount of $18,423 and $19,227 related to the plans was recognized for the vested portion during 2019 and 2018, respectively.

D.	Employee Stock Ownership Plan – Pedestal Bancshares, Inc.

The Company established the Pedestal Bancshares, Inc. Employee Stock Ownership Plan (ESOP) effective January 1, 2014. The ESOP covers substantially all full-time employees who are 21 years or older and meet certain eligibility requirements. The Bank contributed $0 and $203,451 to the plan for the year ended December 31, 2019 and 2018, respectively.

As of December 31, 2019 and 2018, the ESOP plan had 116,966 and 104,832 of allocated shares and 23,956 and 36,091 of unallocated shares, respectively. The fair value of the unallocated shares was $1,030,129 and $1,371,458 at December 31, 2019 and 2018, respectively.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The ESOP trustee may also borrow money from a third-party lender to purchase Pedestal Bank’s common stock. Any stock acquired with borrowed funds will be used as security for the loan. As the loan is repaid (from Bank contributions to the plan), the bank’s common stock will be released and allocated to participants’ accounts. Shares pledged as collateral are reported as a reduction of stockholders’ equity in the consolidated balance sheet. As shares are committed to be released from collateral, the Bank reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earning per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings and dividends on unallocated ESOP shares are recorded as ESOP cash until used to reduce debt and accrued interest payable.

E.	Employee Death Benefit Plan

The Bank adopted an Employee Death Benefit Plan which covers certain executive officers. The plan generally provides that, in the event of the participant’s death during the term of plan coverage, the Bank will make a lump sum payment to the employee’s designated beneficiaries named therein. If the employee terminates his or her employment or is discharged by the Bank prior to death, then the death benefit is no longer payable and the employee’s participation in the plan will be terminated. The Bank purchased life insurance on each participant to manage this risk and is the sole owner and beneficiary of all life insurance policies.

F.	Long Term Incentive Plan

Pedestal Bank adopted a Long Term Incentive Plan for the benefit of certain Key employees. The Plan is structured to award participants with Long Term Incentive Units (LTIU) that represent the right to receive certain compensation in the future, subject to a risk of cancellation. The LTIUs are granted with associated vesting schedules and a maturity dates. The accrued liability balances were $654,996 and $560,000, December 31, 2019 and 2018, respectively. Expense under the plan was $524,966 and $456,669 for the years ended December 31, 2019 and 2018, respectively

G.	Long Term Cash Incentive Award Agreements

Pedestal Bank adopted a Long Term Cash Incentive Award Agreement Plan for certain key employees. The Plans are structured with individual vesting schedules and maturity dates. The accrued liability balances were $41,736 and $76,539 as of December 31, 2019 and 2018, respectively. Expense under the plan was $2,871 and $2,800 for the years ended December 31, 2019 and 2018, respectively.

(15)	Operating Leases – Pedestal Bank

Pedestal Bank has entered into the following leases:

A.

A land lease in East Houma for a primary term of fifteen years commencing on November 10, 2004 and expiring on November 9, 2019 with renewal options for three successive 10-year terms commencing November 10, 2019, November 10, 2029 and November 10, 2039, respectively.

B.

A land lease in West Houma for a primary term of twenty years commencing on December 27, 2005 and expiring on December 27, 2025 with renewal options for five successive five-year terms commencing on December 28, 2025, 2030, 2035, 2040, and 2045, respectively.

C.

A land lease in Eunice for a primary term of five years commencing July 1, 2018 and expiring on June 30, 2023 with renewal options for four consecutive five-year terms commencing on July 1, 2023, 2028, 2033, and 2038, respectively.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of December 31, 2019 for each of the next 5 years and in the aggregate are:

Year Ended December 31,
2020	$174,138
2021	174,138
2022	174,138
2023	171,438
2024	168,738
Thereafter	359,629
Total minimum future rental payments	$1,222,219

Rental expense amounted to $256,684 for the year ended December 31, 2019.

(16)	Related-Party Transactions

Officers, directors, and employees were indebted at December 31, 2019 and 2018 in an aggregate amount of $18,822,570 and $20,358,878, respectively. During the year ended December 31, 2019, total principal additions were $1,373,311 and total principal payments were $2,909,619. These loans were made at prevailing interest rates.

Deposits from related parties at December 31, 2019 and 2018 amounted to $58,181,870 and $56,906,128, respectively.

(17)	Contingent Liabilities and Commitments

The consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are described in Note 21 – Fair Values of Financial Instruments.

The Company is not involved in any legal actions at December 31, 2019.

(18)	Concentration of Credit

All of the Company's loans, commitments, and standby letters of credit have been granted to customers in the Company's market area. All such customers are depositors of the Company. Investments in state and municipal securities also involve governmental entities within the Company's market area. The concentration of credit by type of loan is set forth in Note 4. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of 25% of tier 1 capital, which was $35,828,500 at December 31, 2019.

(19)	Regulatory Restrictions

Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank’s regulatory agency. Prior approval shall be required if the total of all dividends declared and paid by the Bank during any one year would exceed the total of its net profits of that year combined with the net profits from the immediate preceding year.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional, discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy requires the bank to maintain minimum amounts and ratios of total capital, Tier I capital, and common equity Tier 1 capital to risk-weighted assets (as defined in the regulations) and leverage capital, which is Tier I capital to adjusted average assets (as defined). Management believes, as of December 31, 2019 that the bank meets all capital adequacy requirements to which they are subject.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. For 2019, the capital conservation buffer will be 2.50% of risk-weighted assets. The Bank’s capital conservation buffer was 8.87% December 31, 2019.

As of December 31, 2019, the most recent notification from the Office of Financial Institutions categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized the banks must maintain minimum total risk-based, Tier I capital, common equity Tier 1 capital, and leverage capital ratios as set forth in the following tables. There are no conditions or events since that notification that management believes have changed the banks’ category.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following tables present the required and actual capital amounts and ratios for the Bank at December 31, 2019 and 2018:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2019:
Total Capital (to risk weighted assets)	$154,699,558	16.9%	$73,366,400	> 8.0%	$91,708,000	> 10.0%
Tier I Capital (to risk weighted assets)	143,313,698	15.6%	55,024,800	> 6.0%	73,366,400	> 8.0%
Common Equity Tier 1 Capital	143,313,698	15.6%	41,268,600	> 4.5%	59,610,200	> 6.5%
Tier I Capital (to average assets)	143,313,698	11.7%	49,193,480	> 4.0%	61,491,850	> 5.0%

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2018:
Total Capital (to risk weighted assets)	$147,967,842	16.7%	$70,845,120	> 8.0%	$88,556,400	> 10.0%
Tier I Capital (to risk weighted assets)	136,888,692	15.5%	53,133,840	> 6.0%	70,845,120	> 8.0%
Common Equity Tier 1 Capital	136,888,692	15.5%	39,850,380	> 4.5%	57,561,660	> 6.5%
Tier I Capital (to average assets)	136,888,692	11.3%	48,438,200	> 4.0%	60,547,750	> 5.0%

(20)	Fair Value Measurements

The Bank utilizes fair value measurements to record fair value adjustments to certain financial assets and financial liabilities and to determine fair value disclosures. Available for sale securities are recorded at fair value on a recurring basis. Additionally, from time to time, the Bank may be required to record at fair value other assets on a non-recurring basis, such as other real estate and impaired loans. These non-recurring fair value adjustments typically involve impairment of individual assets. The Bank has not disclosed any other financial assets and liabilities recorded at fair value on a recurring basis.

Available for sale securities are valued based on a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. Level 1 inputs are based on unadjusted quoted market prices within active markets. Level 2 inputs are based primarily on quoted prices for similar assets or liabilities in active or inactive markets. Level 3 inputs are primarily valued using management’s assumptions about the assumptions market participants would utilize in pricing the asset or liability. Available for sale securities are valued utilizing Level 2 and Level 3 inputs.

Other real estate, where an allowance is established, requires classification in the fair value hierarchy. The other real estate is evaluated by management based on the fair value of the collateral less estimated costs to sell, which is considered non-recurring Level 2.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Impaired loans are valued by either fair value of the collateral if the loan is collateral dependent (Level 2 or Level 3), or the present value of expected future cash flows, discounted at the loan’s effective interest rate (Level 3). Fair value of the collateral is determined by appraisals or by independent valuation.

		Fair Value Measurements at Reporting Date Using
December 31, 2019:	Fair Value	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets valued on a recurring basis:
Available for sale securities	$269,824,342	$-	$267,148,905	$2,675,437

Assets valued on a non-recurring basis:
Other real estate	$2,007,384	$-	$2,007,384	$-
Impaired loans	$2,225,152	$-	$2,225,152	$-

December 31, 2018:
Assets valued on a recurring basis:
Available for sale securities	$206,349,542	$-	$203,235,656	$3,113,886

Assets valued on a non-recurring basis:
Other real estate	$1,146,643	$-	$1,146,643	$-
Impaired loans	$3,910,066	$-	$3,910,066	$-

The following table reconciles assets measured at fair value on a recurring basis using unobservable inputs (Level 3):

	Level 3 Changes
	2019	2018
Balance, Beginning of year	$3,113,886	$-
Total gains or losses (realized/unrealized)	-	-
Included in earnings	87,013	-
Included in other comprehensive income	22,291	-
Purchases, sales, issuances and settlements, net	(547,753)	-
Transfers in and/or out of Level 3	-	3,113,886
Balance as of end of year	$2,675,437	$3,113,886

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

21)	Fair Values of Financial Instruments

Professional standards require the disclosure of information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Accounting Standards Codification Topic 825 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

a.	Cash and cash equivalents - The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets’ fair values.

b.

Investment securities - Fair values for investments securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

c.

Loans - For variable-rate loans that reprice frequently (one year or less) and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. These loans are classified within Level 3 of the fair value hierarchy.

d.

Deposits - The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. Deposits are classified within Level 3 of the fair value hierarchy.

e.	Accrued interest – The carrying amounts of accrued interest approximate the fair value.

f.	Short-term borrowings – The carrying amounts of short-term borrowings approximate their fair values.

g.

Long-term borrowings - The fair value of FHLB advances and other long-term borrowings is estimated using the rates currently offered for advances of similar maturities. The carrying amount of variable rate long-term borrowings approximates the fair value.

h.	The fair value of off-balance sheet financial instruments as of December 31, 2019 and 2018 was immaterial.

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The estimated fair values of the Company’s financial instruments at December 31, 2019 and 2018 were as follows:

	December 31, 2019		December 31, 2018
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Cash and due from banks	$50,819,984	50,819,984	$90,479,734	$90,479,734
Interest-bearing deposits in banks	490,000	490,000	245,000	245,000
Securities available for sale	269,824,342	269,824,342	206,349,542	206,349,542
Loans	848,178,718	848,213,140	855,254,197	849,510,305
Accrued interest receivable	4,512,728	4,512,728	4,284,571	4,284,571

Financial liabilities:
Deposit liabilities	1,014,448,373	1,018,044,372	1,010,301,568	1,010,240,442
Accrued interest payable	2,727,353	2,727,353	2,056,305	2,056,305
Advances from FHLB	49,293,301	49,856,873	46,162,446	46,247,835
Notes payable	8,496,553	8,496,553	10,600,009	10,600,009
Retail repurchasess	2,951,242	2,951,242	3,000,317	3,000,317
Subordinated debentures	2,950,926	2,950,926	2,950,926	2,950,926
Trust preferred securities	5,000,000	5,000,000	5,000,000	5,000,000

The carrying amounts in the preceding table are included in the balance sheets under the applicable captions. It is not practicable to estimate the fair values of the stocks listed in Note 3 because they are not marketable. The carrying amounts of those investments are reported as other securities in the balance sheets.

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, credit card arrangements and standby letters of credit. Those instruments involved, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

Unless noted otherwise, the Company does not require collateral or other security to support financial instruments with credit risk.

Commitments to Extend Credit –

At December 31, 2019, the Company was exposed to credit risk on commitments to extend credit having contract amounts of $173,324,862 summarized as follows:

Commitments to extend credit	$159,180,710
Credit card arrangements	10,717,227
Standby letters of credit	3,426,925
Total	$173,324,862

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Commitments to extend credit, credit card arrangements, and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Company's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the consolidated statements of condition. The Company does not anticipate any material losses as a result of the contingent liabilities and commitments.

(22)	Trust Preferred Securities

The Company has outstanding $5,000,000 of its Floating Rate Capital Securities (trust preferred securities). Interest on the trust preferred securities accrues at an annual rate equal to the 3-month LIBOR, as determined in the agreement, plus 3.05% (the coupon rate). Interest is payable quarterly in arrears on March 17, June 17, September 17, and December 17 of each year. There are provisions under the agreements to defer interest payments for up to 20 consecutive quarterly periods. The trust preferred securities do not have a stated maturity date, although they are subject to mandatory redemption on September 17, 2033, or upon earlier redemption. The Company has guaranteed, on a subordinated basis, distributions and other payments due on the trust preferred securities subject to the guarantee agreement and the indenture. Principal and interest payments on the junior subordinated debentures are in a superior position to the liquidation rights of holders of common stock.

(23)	Proposed Merger with Business First Bancshares

On January 22, 2020, the Company and Business First Bancshares (Business First) entered into an Agreement and Plan of Reorganization, pursuant to which the Company will merge with and into Business First, with Business First being the surviving corporation. Immediately following the merger, the Bank will merge with and into Business First Bank, with Business First Bank surviving the merger. If the merger is completed, holders of the Company common stock will receive 1.745 shares of Business First stock in exchange for each share of the Company common stock held immediately prior to the merger. In addition, prior to the closing of the merger, the Company will be permitted to make a one-time distribution to its shareholders equal to the balance of the Company’s accumulated adjustment account, subject to a maximum of $5.00 per share.

Subject to the satisfaction of all closing conditions, including the receipt of all required regulatory and shareholder approvals from both Business First and the Company, the merger is expected to be completed in the second quarter of 2020. The merger also provides certain termination rights for both Business First and the Company, and further provides that a termination fee of $8,000,000 will be payable by the Company upon termination of the merger under certain circumstances related to pursuit of an alternative business combination transaction.

(24)	Subsequent Event Review

The Company has evaluated subsequent events through February 21, 2020 the date which the financial statements were available to be issued.

SUPPLEMENTARY INFORMATION

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Consolidating Balance Sheet
December 31, 2019

	Pedestal
	Bancshares,	Elimination	Pedestal
	Inc. and	Entries	Bancshares,	Pedestal	Pedestal	Statutory
	Subsidiaries	Dr (Cr)	Inc.	Bank	Insurance	Trust
ASSETS
Cash and due from banks	$50,819,984	$(7,932,486)	$7,564,284	$50,819,984	$368,202	$-
Interest-bearing deposits in banks	490,000	-	-	490,000	-	-
Securities available for sale	269,824,342	-	-	269,824,342	-	-
Securities held to maturity	-	(5,155,000)	-	-	-	5,155,000
Other securities	5,137,265	-	-	5,137,265	-	-
Loans	859,564,578	-	-	859,564,578	-	-
Less: Allowance for loan losses and unearned discount	(11,385,860)	-	-	(11,385,860)	-	-
Due to (from) subsidiaries	-	-	-	-	-	-
Bank premises and equipment	35,007,230	-	-	35,005,101	2,129	-
Accrued interest receivable	4,512,728	-	-	4,512,728	-	-
Prepaid assets	1,725,710	-	-	1,718,653	7,057	-
Goodwill	12,909,072	-	-	12,459,072	450,000	-
Core Deposit Intangible	984,583	-	-	984,583	-	-
Investment in subsidiaries	-	(162,184,067)	162,184,067	-	-	-
Other real estate	2,007,384	-	-	2,007,384	-	-
Cash surrender value of bank owned life insurance	11,430,150		-	11,430,150	-	-
Other assets	679,451	-	-	679,451	-	-
Total assets	$1,243,706,617	$(175,271,553)	$169,748,351	$1,243,247,431	$827,388	$5,155,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits -
Demand deposits	$249,772,131	$(7,932,486)	$-	$257,704,617	$-	$-
Interest-bearing deposits	315,407,502	-	-	315,407,502	-	-
Savings deposits	125,231,739	-	-	125,231,739	-	-
Time deposits of $100,000 or more	222,797,388	-	-	222,797,388	-	-
Other time deposits	101,239,613	-	-	101,239,613	-	-
Total deposits	1,014,448,373	(7,932,486)	-	1,022,380,859	-	-

Accrued interest payable	2,727,353	-	57,103	2,670,250	-	-
Advances from Federal Home Loan Bank	49,293,301	-	-	49,293,301	-	-
Notes payable	8,496,553	-	8,496,553	-	-	-
Dividend payable	5,228,982	-	5,228,982	-	-	-
Retail repurchase agreements	2,951,242	-	-	2,951,242	-	-
Subordinated debentures	2,950,926	-	2,950,926	-	-	-
Preferred Securities	-	(5,155,000)	5,155,000	-	-	-
Company obligated mandatorily redeemable preferred securities of trust	5,000,000	-	-	-	-	5,000,000
Other liabilities	4,768,391	-	18,291	4,750,100	-	-
Total liabilities	1,095,865,121	(13,087,486)	21,906,855	1,082,045,752	-	5,000,000

STOCKHOLDERS' EQUITY
Common stock	4,363,614	(839,690)	4,363,614	839,690	-	-
Surplus	73,490,173	(73,311,785)	73,490,173	73,156,785	-	155,000
Undivided profits	66,339,933	(83,588,267)	66,339,933	82,760,879	827,388	-
Accumulated other comprehensive income (loss)	4,444,325	(4,444,325)	4,444,325	4,444,325	-	-
Less: Unearned ESOP shares	(796,549)	-	(796,549)	-	-	-
Total stockholders' equity	147,841,496	(162,184,067)	147,841,496	161,201,679	827,388	155,000
Total liabilities and stockholders' equity	$1,243,706,617	$(175,271,553)	$169,748,351	$1,243,247,431	$827,388	$5,155,000

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Consolidating Statement of Income
Year Ended December 31, 2019

	Pedestal
	Bancshares,	Elimination	Pedestal
	Inc. and	Entries	Bancshares,	Pedestal	Pedestal	Statutory
	Subsidiaries	Dr (Cr)	Inc.	Bank	Insurance	Trust

INTEREST INCOME
Interest and fees on loans	$53,806,064	$-	$-	$53,806,064	$-	$-
Interest on securities available for sale	6,344,820	-	-	6,344,820	-	-
Interest on FRB	1,333,178	-	-	1,333,178	-	-
Interest and dividends on other securities	194,700	(289,444)	8,703	185,997	-	289,444
Total interest income	61,678,762	(289,444)	8,703	61,670,059	-	289,444

INTEREST EXPENSE
Interest on deposits	7,995,677	-	-	7,995,677	-	-
Interest on FHLB Adv	1,192,231	-	-	1,192,231	-	-
Interest on borrowed funds	891,693	-	887,754	3,939	-	-
Total interest expense	10,079,601	-	887,754	9,191,847	-	-

Net interest income	51,599,161	(289,444)	(879,051)	52,478,212	-	289,444

PROVISION FOR POSSIBLE LOAN LOSSES	1,950,889	-	-	1,950,889	-	-

Net interest income after provision for possible loan loss	49,648,272	(289,444)	(879,051)	50,527,323	-	289,444

NON-INTEREST INCOME (DEDUCTIONS)
Service charges, collection and exchange charges	5,487,554	-	-	5,487,554	-	-
ATM and debit card income	2,958,135	-	-	2,958,135	-	-
Commission income	1,573,645	-	-	1,116,026	457,619	-
Net realized gain (loss) on sale/writedown of securities available for sale	216,315	-	-	216,315	-	-
OTTI writedown on securities	-	-	-	-	-	-
Gain (loss) on assets sold	(589,562)	-	-	(589,562)	-	-
Other operating revenue	1,373,904	-	-	1,373,904	-	-
Total non-interest income (deductions)	11,019,991	-	-	10,562,372	457,619	-

Income before non-interest expenses	60,668,263	(289,444)	(879,051)	61,089,695	457,619	289,444

NON-INTEREST EXPENSES
Salaries and wages	18,814,968	-	46,942	18,523,786	244,240	-
Pension and other employee benefits	3,855,023	-	-	3,812,357	42,666	-
Occupancy expenses	2,814,077	-	-	2,806,042	8,035	-
Furniture and equipment expenses	2,239,791	-	-	2,229,155	10,636	-
Computer expenses	3,308,875	-	-	3,308,875	-	-
Other operating expenses	9,086,460	-	32,573	8,957,718	96,169	-
Total non-interest expenses	40,119,194	-	79,515	39,637,933	401,746	-

Income before equity in earnings of subsidiaries	20,549,069	(289,444)	(958,566)	21,451,762	55,873	289,444

EQUITY IN EARNINGS OF SUBSIDIARIES	-	(21,507,635)	21,507,635	-	-	-

NET INCOME	$20,549,069	$(21,797,079)	$20,549,069	$21,451,762	$55,873	$289,444

PEDESTAL BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Schedule of Non-Interest Expenses
Year Ended December 31, 2019

	Pedestal
	Bancshares,	Pedestal
	Inc. and	Bancshares,	Pedestal	Pedestal	Statutory
	Subsidiaries	Inc.	Bank	Insurance	Trust
OCCUPANCY EXPENSES
Utilities	$317,620	$-	$317,620	$-	$-
Insurance	128,155	-	120,120	8,035	-
Maintenance and repairs	694,194	-	694,194	-	-
Rental	256,923	-	256,923	-	-
Taxes	315,424	-	315,424	-	-
Depreciation	1,101,761	-	1,101,761	-	-

Total occupancy expenses	$2,814,077	$-	$2,806,042	$8,035	$-

FURNITURE AND EQUIPMENT EXPENSES
Maintenance	$879,556	$-	$871,612	$7,944	$-
Depreciation	1,360,235	-	1,357,543	2,692	-

Total furniture and equipment expenses	$2,239,791	$-	$2,229,155	$10,636	$-

OTHER OPERATING EXPENSES
Director fees	$496,967	$-	$496,967	$-	$-
FDIC and banking assessments	270,697	-	270,697	-	-
Supplies, stationary and printing	354,771	-	353,202	1,569	-
Postage and freight	166,940	-	165,338	1,602	-
Software Maintenance	16,335	4,430	-	11,905	-
Credit card fees	960,089	-	960,089	-	-
Telephone	776,972	-	776,492	480	-
Memberships and dues	185,782	650	184,056	1,076	-
Legal and professional	738,339	23,000	715,339	-	-
Service fees	64,966	-	-	64,966	-
Conventions, seminars and travel	226,974	-	223,663	3,311	-
Advertising and promotion	1,227,567	-	1,217,446	10,121	-
Contributions	68,702	-	68,702	-	-
Insurance	394,890	2,423	392,467	-	-
Taxes	836,689	-	836,689	-	-
Bank Charges	167,147	-	167,147	-	-
Core deposit intangible- amortization expense	85,000	-	85,000	-	-
Miscellaneous	2,047,633	2,070	2,044,424	1,139	-

Total other operating expenses	$9,086,460	$32,573	$8,957,718	$96,169	$-